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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: September 5, 2002


                             HELMERICH & PAYNE, INC.
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             (Exact name of registrant as specified in its charter)



Delaware                           1-4221                     73-0679879
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(State or other               (Commission File             (I.R.S. Employer
jurisdiction of                   Number)                   Identification
incorporation)                                                  Number)


Utica at Twenty-first Street, Tulsa, Oklahoma                    74114
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(Address of principal executive offices)                       (Zip Code)


                                 (918) 742-5531
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)



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Item 9. Regulation FD Disclosure.

         On September 5, 2002, Helmerich & Payne, Inc. issued the following press release:

         "TULSA, OK., - Helmerich & Payne, Inc. (the "Company") announced today that the Securities and Exchange Commission had recently declared effective the Registration Statement of the Company's wholly-owned subsidiary, Cimarex Energy Co. ("Cimarex"). The Registration Statement relates to the shares of Cimarex stock to be issued in the merger with Key Production Company, Inc. (NYSE - KP). Proxy Statements and Prospectuses have been mailed to Key Production shareholders with the vote regarding the merger scheduled for September 20. If approved by the Key shareholders, the spin-off of Cimarex and its merger with Key is expected to occur on September 30, 2002. Cimarex has applied for listing on the New York Stock Exchange, and if accepted, will trade under the symbol XEC.

         The Company also gave earnings guidance for its next fiscal year ending September 30, 2003. Currently the Company's rig fleet includes 64 U.S. land rigs, 12 offshore platform rigs, and 33 international land rigs. Average rig utilizations for those respective markets are currently 88%, 58% and 36%. Average revenue per day in those respective markets for the third quarter ended June 30, 2002 were $11,500, $28,591, and $19,911. The Company estimates that FY 2003 net income could range between $0.90 and a $1.00 per share and EBITDA could range from $3.20 to $3.35 per share given the following assumptions. U.S. land rig revenue per day will not increase appreciably until the Company's third quarter ending June 30, 2003 when revenue per day would average $13,000, and increase to an average of $14,000 per day during the fourth quarter. The Company also plans to complete construction of 17 FlexRigs(TM)* during 2003. Given these estimates, average U.S. land rig revenue per day for all of 2003 would average $12,600, representing a 9.6% increase over the actual average revenue per day for the third quarter of 2002. The average U.S. land rig utilization assumption is 86% for the year.

         Earnings guidance also assumes an improvement in offshore platform rig utilization during the third and fourth fiscal quarters. Utilization would rise from 50% in the first two quarters to 60% in the third quarter and 66% in the fourth

*FlexRig(TM) hereinafter referred to as FlexRig.



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         quarter. Average revenue per day is estimated to remain flat. In the
         Company's international operations, utilization is expected to be flat during the first half of the year and rise in the third and fourth periods, averaging 49% for 2003. No appreciable change in average international revenue per day is anticipated. Should industry and Company results not improve from current levels, Company earnings would be closer to $0.60 per share.

         In addition to releasing earnings guidance, the Company announced that its capital expenditures for fiscal year 2003 are estimated to be approximately $195 million, which includes approximately $100 million for the completion of 17 FlexRigs during the year. Additionally, the Company now has completed its arrangement of a total of $200 million of privately placed medium term notes. The medium term note program consists of four series with maturity terms of 5, 7, 10 and 12 years. The 5 and 7 year notes are $25 million each, while the 10 and 12 year maturities are $75 million each. For the entire $200 million placement, the weighted average interest rate is 6.3%, with a weighted average maturity of 9.75 years. As previously announced, the Company also liquidated a portion of its investment portfolio, generating proceeds of approximately of $41 million for 2002.

         President and C.E.O., Hans Helmerich commented, "The performance of the Company's FlexRig technology in the field, underscored by FlexRig utilization rates of close to 100%, are clear indicators of the value they add to our customers' operations. We are also excited about the greater visibility the Company will have as a stand-alone drilling company following the spin-off of Cimarex".

         Helmerich & Payne, Inc. (HP/NYSE) is an energy-oriented company engaged in contract drilling and oil and gas exploration and production. Currently, H&P has 64 U.S. land rigs, 12 U.S. platform rigs located in the Gulf of Mexico, and 33 rigs located in South America. Of the 64 U.S. land rigs currently available, 24 are the H&P-designed FlexRig. The Company is scheduled to complete the construction of an additional 19 FlexRigs to be put in service over the next 12 to 14 months.

         Forward-Looking Statements

         It should be noted that this announcement contains certain statements that may be deemed to be "forward-looking" statements within the meaning of Section



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         27A of the Securities Act of 1933, as amended, and Section 21E of the
         Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the consummation of the proposed spin-off and merger, its effect on future earnings, cash flow or other operating results, the expected closing date of the proposed spin-off and merger, any other effect or benefit of the proposed spin-off and merger, the tax treatment of the proposed spin-off and merger and the combined company, market prospects, and any other statements that are not historical facts. H&P and Key strongly encourage readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond their ability to control or estimate precisely, and may in some cases be subject to rapid and material changes. Such assumptions include, but are not limited to, costs and difficulties related to the integration of the businesses, costs, delays and other difficulties related to the proposed spin-off and merger, closing conditions not being satisfied, general market conditions prevailing in the exploration for and development and production of oil and gas (including inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes), operating hazards and delays, actions by customers and other third parties, the future price of oil and gas, and other factors detailed in H&P's filings with the Securities and Exchange Commission (the "SEC"), which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. H&P and Key undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

         Additional Information

         In connection with the proposed spin-off and merger, Key and Cimarex filed with the SEC on May 9, 2002, a Registration Statement No. 333-87948 on Form S-4. This Registration Statement was declared effective by the SEC on August 21, 2002. Investors and security holders are urged to carefully read the Registration Statement regarding the proposed transaction because it contains important information. Investors and security holders may obtain a free copy of the Registration Statement and other documents containing information about Key and H&P's oil and gas division, without charge, at the SEC's web site at www.sec.gov. Copies of the Registration Statement and the SEC filings incorporated by reference therein may also be obtained for free by directing a



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         request to either: Key Production Company, Inc., 707 Seventeenth
         Street, Suite 3300, Denver, Colorado 80202, Attention: Sharon M. Pope, Assistant Corporate Secretary; telephone 303-295-3995, fax:
         303-295-3494, or Helmerich & Payne, Inc, Utica at Twenty-First Street, Tulsa, Oklahoma 74114, Attention: Steven R. Mackey, Corporate Secretary; telephone 918-742-5531, fax 918-743-2671.

         Participants in Solicitation

         H&P and Cimarex and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Key's shareholders in connection with the proposed merger. Hans Helmerich, Douglas E. Fears and Steven R. Mackey are currently directors of Cimarex, and each of them and Steven R. Shaw are currently officers of Cimarex (the "Cimarex Participants"). None of the Cimarex Participants beneficially owns any shares of Cimarex common stock. The Cimarex Participants are all executive officers of H&P. Information concerning H&P's participants in the solicitation is set forth in H&P's proxy statement dated January 25, 2002, which is filed with the SEC. Key's shareholders may obtain additional information about the interests of all such participants in the proposed merger by reading Registration Statement No. 333-87948 on Form S-4 which was declared effective by the SEC on August 21, 2002. Investors should read the Registration Statement carefully before making any voting or investment decisions."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            HELMERICH & PAYNE, INC.
                                                  (Registrant)


                                            By: /s/ STEVEN R. MACKEY
                                               ---------------------------------
                                               Name:  Steven R. Mackey
                                               Title: Vice President


Dated: September 5, 2002



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